      As filed with the Securities and Exchange Commission on June 30, 1999

                                                      Registration No. 333-81645

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            OAK HILL FINANCIAL, INC.

             (Exact name of Registrant as specified in its charter)

             Ohio                                   6712                         31-1010517
(State or other jurisdiction of         (Primary Standard Industrial          (I.R.S. Employer
 incorporation or organization)          Classification Code Number)         Identification No.)

                              --------------------

                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)


                                  John D. Kidd
                      President and Chief Executive Officer
                            Oak Hill Financial, Inc.
                              14621 State Route 93
                               Jackson, Ohio 45640
                                 (740) 286-3283
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                          Copies of Correspondence to:

   H. Grant Stephenson, Esq.                          Richard J. Valleau, Esq.
Porter, Wright, Morris & Arthur                            Cors & Bassett
     41 South High Street                              537 East Pete Rose Way
     Columbus, Ohio  43215                             Cincinnati, Ohio  45202
        (614) 227-2155                                     (513) 852-8204

         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration becomes effective and all other conditions to the proposed merger of Towne Financial Corporation with and into the Registrant pursuant to the Agreement and Plan of Merger and Supplemental Agreement, both dated as of March 11, 1999, attached as Appendix A to the enclosed prospectus/proxy statement have been satisfied or waived.

         If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Pre-Effective Amendment No. 1 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Columbus, state of Ohio, on this 30th day of June, 1999.


                                             OAK HILL FINANCIAL, INC.

                                             By:  /s/ H. Grant Stephenson
                                                -----------------------------
                                                H. Grant Stephenson, Director

         Pursuant to the requirements of the Securities Exchange Act of 1934, the report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                     DATE
        ---------                           -----                     ----
*  Evan E. Davis                 Chairman of the Board             June 30, 1999
----------------------------
  Evan E. Davis


*  John D. Kidd                  President, Chief Executive        June 30, 1999
----------------------------     Officer, and Director
  John D. Kidd                   (Principal Executive Officer)


*  Richard P. LeGrand            Executive Vice President and      June 30, 1999
----------------------------     Director
  Richard P. LeGrand


*  H. Tim Bichsel                Secretary and Treasurer           June 30, 1999
----------------------------     (Principal Financial and
  H. Tim Bichsel                 Accounting Officer)


*  Barry M. Dorsey               Director                          June 30, 1999
----------------------------
  Barry M. Dorsey


*  C. Clayton Johnson            Director                          June 30, 1999
----------------------------
  C. Clayton Johnson


*  Rick A. McNelly               Director                          June 30, 1999
----------------------------
  Rick A. McNelly


*  Donald R. Seigneur            Director                          June 30, 1999
----------------------------
  Donald R. Seigneur


*  D. Bruce Knox                 Director                          June 30, 1999
----------------------------
  D. Bruce Knox

/s/  H. Grant Stephenson         Director                          June 30, 1999
----------------------------
  H. Grant Stephenson

*By: /s/ H. Grant Stephenson
    -----------------------------------------
    H. Grant Stephenson, attorney-in-fact for
      each of the persons indicated